Exhibit 99.1

OBSIDIAN THERAPEUTICS SUB, INC. (F/K/A OBSIDIAN THERAPEUTICS, INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE DATA)

(UNAUDITED)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$17,983	$40,405
Marketable securities	16,462	40,081
Prepaid expenses and other current assets	11,914	1,030
Total current assets	46,359	81,516
Property and equipment, net	1,201	1,911
Right-of-use assets	2,878	4,149
Restricted cash	1,004	1,004
Total assets	$51,442	$88,580
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$365	$12
Accrued expenses and other current liabilities	17,853	12,291
Operating lease liabilities, current portion	1,974	3,048
Financing lease liabilities	4	11
Total current liabilities	20,196	15,362
Operating lease liabilities, net of current portion	928	1,224
Other non-current liabilities	1	3
Total liabilities	21,125	16,589
Commitments and contingencies (Note 9)
Redeemable convertible preferred stock; aggregate liquidation preference of $329,001 and $337,001 at June 30, 2026 and December 31, 2025, respectively	330,028	338,028
Stockholders’ deficit:
Common stock, $0.0001 par value; 274,320,131 shares authorized; 22,188,335 and 13,941,901 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	2	1
Additional paid-in-capital	41,722	29,874
Accumulated other comprehensive income (loss)	(3)	23
Accumulated deficit	(341,432)	(295,935)
Total stockholders’ deficit	(299,711)	(266,037)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$51,442	$88,580

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

OBSIDIAN THERAPEUTICS SUB, INC. (F/K/A OBSIDIAN THERAPEUTICS, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	21,549	22,952	37,281	44,078
General and administrative	4,591	5,307	9,139	10,784
Total operating expenses	26,140	28,259	46,420	54,862
Loss from operations	(26,140)	(28,259)	(46,420)	(54,862)
Other income, net:
Interest and other income	276	1,363	923	2,980
Total other income	276	1,363	923	2,980
Loss before income tax expense	(25,864)	(26,896)	(45,497)	(51,882)
Income tax benefit (expense)	—	—	—	—
Net loss	$(25,864)	$(26,896)	$(45,497)	$(51,882)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	2	(11)	(26)	(11)
Total other comprehensive income (loss)	2	(11)	(26)	(11)
Total comprehensive loss	$(25,862)	$(26,907)	$(45,523)	$(51,893)

Net loss per share attributable to common stockholders, basic and diluted	$(1.19)	$(1.93)	$(2.30)	$(3.72)
Weighted-average common shares outstanding, basic and diluted	21,808,064	13,939,366	19,751,933	13,931,419

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

OBSIDIAN THERAPEUTICS SUB, INC. (F/K/A OBSIDIAN THERAPEUTICS, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE DATA)

(UNAUDITED)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid in	Accumulated Other Comprehensive	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit
Balances at December 31, 2025	215,038,192	$338,028	13,941,901	$1	$29,874	$23	$(295,935)	$(266,037)
Issuance of common stock upon exercise of stock options	-	-	59,937	-	47	-	-	47
Stock-based compensation	-	-	-	-	1,454	-	-	1,454
Conversion of Series A Preferred Stock	(7,085,290)	(8,000)	7,085,290	1	7,999	-	-	8,000
Unrealized gain (loss) on marketable securities	-	-	-	-	-	(28)	-	(28)
Net loss	-	-	-	-	-	-	(19,633)	(19,633)
Balances at March 31, 2026	207,952,902	$330,028	21,087,128	$2	$39,374	$(5)	$(315,568)	(276,197)
Issuance of common stock upon exercise of stock options	-	-	1,101,207	-	796	-	-	796
Stock-based compensation	-	-	-	-	1,552	-	-	1,552
Unrealized gain (loss) on marketable securities	-	-	-	-	-	2	-	2
Net loss	-	-	-	-	-	-	(25,864)	(25,864)
Balances at June 30, 2026	207,952,902	$330,028	22,188,335	$2	$41,722	$(3)	$(341,432)	$(299,711)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid in	Accumulated Other Comprehensive	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit
Balances at December 31, 2024	215,038,192	$338,028	13,921,755	$1	$20,923	$(27)	$(195,328)	$(174,431)
Issuance of common stock upon exercise of stock options	-	-	17,611	-	6	-	-	6
Stock-based compensation	-	-	-	-	2,110	-	-	2,110
Net loss	-	-	-	-	-	-	(24,986)	(24,986)
Balances at March 31, 2025	215,038,192	$338,028	13,939,366	$1	$23,039	$(27)	$(220,314)	$(197,301)
Issuance of common stock upon exercise of stock options	-	-	-	-	12	-	-	12
Stock-based compensation	-	-	-	-	2,761	-	-	2,761
Unrealized gain (loss) on marketable securities	-	-	-	-	-	(11)	-	(11)
Net loss	-	-	-	-	-	-	(26,896)	(26,896)
Balances at June 30, 2025	215,038,192	$338,028	13,939,366	$1	$25,812	$(38)	$(247,210)	$(221,435)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

OBSIDIAN THERAPEUTICS SUB, INC. (F/K/A OBSIDIAN THERAPEUTICS, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)

(UNAUDITED)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(45,497)	$(51,882)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	635	752
Stock-based compensation expense	3,006	4,871
Change in fair value of preferred stock warrant liability	(2)	2
Accretion of discount on marketable securities	(407)	(1,621)
Loss on sale of property and equipment	56	—
Non-cash lease expense	(106)	(67)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(10,884)	3,370
Accounts payable	353	(1,339)
Accrued expenses and other current liabilities	5,562	250
Other non-current liabilities	—	(200)
Net cash used in operating activities	(47,284)	(45,864)
Cash flows from investing activities:
Purchases of property and equipment	—	(57)
Purchases of marketable securities	—	(36,192)
Maturities of marketable securities	24,000	67,000
Proceeds from the sale of property and equipment	19	—
Net cash provided by investing activities	24,019	30,751
Cash flows from financing activities:
Proceeds from the exercise of stock options	843	18
Net cash provided by financing activities	843	18
Net decrease in cash and cash equivalents and restricted cash	(22,422)	(15,095)
Cash and cash equivalents and restricted cash at beginning of period	41,409	50,765
Cash and cash equivalents and restricted cash at end of period	$18,987	$35,670

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

OBSIDIAN THERAPEUTICS SUB, INC. (F/K/A OBSIDIAN THERAPEUTICS, INC.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. Nature of the Business and Basis of Presentation

Obsidian Therapeutics Sub, Inc. (formerly known as, Obsidian Therapeutics, Inc.) (the “Company”) is a clinical-stage biopharmaceutical company harnessing novel protein-regulation technology to develop engineered tumor infiltrating lymphocytes ("TIL") cell therapies for the treatment of patients with solid tumors. The Company's proprietary cytoDRiVE™ platform is highly versatile and allows it to leverage drug responsive domains to control protein function, with its initial focus on TIL cell therapies developed from this platform ("cytoTILs™"). The Company's lead product candidate, OBX-115, is a novel, genetically engineered, autologous TIL cell therapy currently in a Phase 2 clinical trial for the treatment of advanced melanoma and a Phase 1 clinical trial for the treatment of non-small cell lung cancer.

The Company was incorporated in 2015 under the laws of the State of Delaware, and its principal offices are in Cambridge, Massachusetts. Since its inception, the Company has devoted substantially all its efforts to raising capital, obtaining financing, and incurring research and development costs related to advancing its scientific platform.

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Obsidian Therapeutics Securities Corporation. All intercompany balances and transactions have been eliminated.

The Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and ability to secure additional capital to fund operations. Product candidates currently under development will likely require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel infrastructure, and extensive compliance reporting capabilities. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s technology will be obtained, that any products developed will obtain necessary government regulatory approval, or that any approved products will be commercially viable. The Company operates in an environment of rapid change in technology and substantial competition from pharmaceutical and biotechnology companies. In addition, the Company is dependent upon the services of its employees and consultants. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will generate significant revenue from product sales.

Liquidity

The Company has a history of operating losses and negative cash flows from operations and expects to continue generating losses as it advances its research and development programs. As of June 30, 2026 the Company had cash, cash equivalents, and marketable securities of $34.4 million.

On April 14, 2026, the Company entered into a definitive merger agreement with Galera Therapeutics, Inc. (“Galera”), pursuant to which both companies were to become wholly owned subsidiaries of a newly formed holding company, Gazelle Parent, Inc. (“Gazelle”). In connection with the merger, Gazelle, the Company and Galera secured commitments for a private investment in public equity financing in Galera with expected gross proceeds of approximately $350.0 million.

On July 31, 2026, immediately prior to the completion of the merger transaction and before the issuance of these condensed consolidated financial statements, the Concurrent PIPE Financing (as defined below) closed and generated gross proceeds of approximately $350.0 million. The Company expects that its cash, cash equivalents and marketable securities subsequent to the closing of the Concurrent PIPE Financing will be sufficient to fund its operating expenses and capital expenditure requirements through the next twelve months from the date of issuance of these condensed consolidated financial statements.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, ("GAAP"). In our opinion, the information furnished reflects all adjustments, all of which are of a normal and recurring nature, necessary for a fair presentation of the financial position and results of operations for the reported interim periods. We consider events or transactions that occur after the balance sheet date but before the condensed consolidated financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. The results of operations for interim periods are not necessarily indicative of results to be expected for the full year or any other interim period. These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements, including the related notes thereto, for the year ended December 31, 2025.

There were no changes to the Company’s significant accounting policies during the six months ended June 30, 2026, other than noted below.

Deferred Offering Costs

The Company capitalizes legal, accounting, and other professional fees directly related to the Concurrent PIPE Financing (as defined below) and merger, which are recorded within prepaid expenses and other current assets on the condensed consolidated balance sheets and are expensed or charged against additional paid‑in capital, as applicable, upon closing of the merger transaction and Concurrent PIPE Financing.

Recently Issued Accounting Standards Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement–Reporting Comprehensive Income–Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires public business entities to disclose specified information about certain costs and expenses on an interim and annual basis. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact that adoption of ASU 2024-03 will have on its consolidated financial statements and related disclosures.

In December 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2025‑12, Codification Improvements, which includes amendments to Accounting Standards Codification (“ASC”) 260, Earnings Per Share. The amendments clarify guidance related to the calculation of diluted earnings per share when an entity reports a loss from continuing operations, including the evaluation of the effect of potential common shares. ASU 2025‑12 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual periods, and are required to be applied retrospectively. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2025‑12 on its consolidated financial statements and related disclosures.

3. Financial Instruments and Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following tables present information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis and indicate the level of the fair value hierarchy used to determine such fair values (in thousands):

	Fair Value Measurements at June 30, 2026
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$17,733	$—	$—	$17,733
U.S. Treasuries	—	16,462	—	$16,462
Total assets	$17,733	$16,462	$—	$34,195
Liabilities:
Preferred stock warrant liability	$—	$—	$1	$1
Total liabilities	$—	$—	$1	$1

	Fair Value Measurements at December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$39,905	$—	$—	$39,905
U.S. Treasuries	—	40,081	—	40,081
Total assets	$39,905	$40,081	$—	$79,986
Liabilities:
Preferred stock warrant liability	$—	$—	$3	$3
Total liabilities	$—	$—	$3	$3

There were no transfers between Level 1, Level 2 and Level 3 categories during the three and six months ended June 30, 2026.

Warrants to Purchase Redeemable Convertible Preferred Stock Subject to Conditional Redemption

There were no material changes to the terms, classification, or accounting for the Company’s warrants to purchase redeemable convertible preferred stock subject to conditional redemption during the three and six months ended June 30, 2026.

Cash and Cash Equivalents and Marketable Securities

The following tables summarizes the Company’s cash, cash equivalents and marketable securities as of June 30, 2026 and December 31, 2025 (in thousands):

	Fair Value Measurements at June 30, 2026
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Credit Losses	Total
Cash and cash equivalents	$17,983	$—	$—	$—	$17,983
U.S. Treasuries	16,465	$—	(3)	—	16,462
Total cash, cash equivalents, and marketable securities	$34,448	$—	$(3)	$—	$34,445
As reported:
Cash and cash equivalents	$17,983	$—	$—	$—	$17,983
Marketable securities	16,465	$—	(3)	—	16,462
	$34,448	$—	$(3)	$—	$34,445

	Fair Value Measurements at December 31, 2025
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Credit Losses	Total
Cash and cash equivalents	$40,405	$—	$—	$—	$40,405
U.S. Treasuries	40,058	23	—	—	40,081
Total cash, cash equivalents, and marketable securities	$80,463	$23	$—	$—	$80,486
As reported:
Cash and cash equivalents	$40,405	$—	$—	$—	$40,405
Marketable securities	40,058	23	—	—	40,081
	$80,463	$23	$—	$—	$80,486

None of the Company's available-for-sale marketable securities had remaining maturities longer than one year as of June 30, 2026 and December 31, 2025.

As of June 30, 2026, the aggregate unrealized losses on the Company's investment securities were immaterial. The Company has the intent and ability to hold such securities until recovery. As a result, the Company did not record any charges for credit-related impairments for its marketable debt securities for the three and six months ended June 30, 2026.

4. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following (in thousands):

	June 30, 2026	December 31, 2025
Compensation and benefits	$2,536	$3,830
External research and development costs	7,722	6,361
Legal and professional fees	5,392	685
Other	2,203	1,415
Total accrued expenses and other current liabilities	$17,853	$12,291

5. Redeemable Convertible Preferred Stock

In February 2026, Takeda Ventures, Inc., elected to convert 7,085,290 shares of Series A-1 Preferred Stock into Common Stock ,par value $0.0001 per share ("Common Stock") at the conversion price of $1.1291.

At June 30, 2026 and December 31, 2025, the Preferred Stock is summarized below (in thousands, except share amounts):

	Amounts at June 30, 2026
	Total Shares Authorized	Total Shares Issued and Outstanding	Carrying Value	Liquidation Preference	Common Shares Issuable Upon Conversion
Series A-1 Preferred Stock	33,222,339	26,114,925	$29,486	$29,486	26,114,925
Series A-2 Preferred Stock	14,936,323	14,936,323	16,807	14,936	14,936,323
Series A-3 Preferred Stock	6,146,592	6,146,592	9,035	9,035	6,146,592
Series B Preferred Stock	76,187,917	76,187,917	114,732	115,044	76,187,917
Series C Preferred Stock	84,567,145	84,567,145	159,968	160,500	84,567,145
Total	215,060,316	207,952,902	$330,028	$329,001	207,952,902

	Amounts at December 31, 2025
	Total Shares Authorized	Total Shares Issued and Outstanding	Carrying Value	Liquidation Preference	Common Shares Issuable Upon Conversion
Series A-1 Preferred Stock	33,222,339	33,200,215	$37,486	$37,486	33,200,215
Series A-2 Preferred Stock	14,936,323	14,936,323	16,807	14,936	14,936,323
Series A-3 Preferred Stock	6,146,592	6,146,592	9,035	9,035	6,146,592
Series B Preferred Stock	76,187,917	76,187,917	114,732	115,044	76,187,917
Series C Preferred Stock	84,567,145	84,567,145	159,968	160,500	84,567,145
Total	215,060,316	215,038,192	$338,028	$337,001	215,038,192

There has been no change to the rights and preferences of the Preferred Stock. Refer to the notes to the consolidated financial statements, for the year ended December 31, 2025 for a detailed discussion of the rights and preferences of the Preferred Stock.

6. Common Stock

The Company’s fourth amended and restated certificate of incorporation authorizes the Company to issue 274,320,131 shares of common stock. As of June 30, 2026, the Company had reserved 207,952,902 shares of common stock for the conversion of the Preferred Stock (Note 5), as applicable.

7. Stock-Based Compensation

2016 Equity Incentive Plan

In March 2016, the Company adopted the 2016 Stock Option and Grant Plan (the “2016 Plan”), which allows the granting of awards in the form of incentive stock options, nonqualified stock options, and stock grants, which may include restricted stock, to eligible employees, outside directors and consultants of the Company. The total number of common stock reserved for grant under the 2016 Plan was 48,749,161 shares as of June 30, 2026 and December 31, 2025, of which 5,330,455 and 4,475,263 shares remained available for future issuance as of June 30, 2026 and December 31, 2025, respectively. The 2016 Plan expired in March 2026 and no future awards may be granted thereunder. Effective immediately prior to the closing of the merger on August 3, 2026, the 2026 Equity Incentive Plan and the 2026 Employee Stock Purchase Plan became effective. Pursuant to the share reserve provisions of the 2026 Equity Incentive Plan, shares underlying outstanding awards granted under the 2016 Plan that are forfeited, canceled, expire unexercised or otherwise terminate without issuance of the underlying shares may become available for future issuance under the 2026 Equity Incentive Plan.

Stock Options

The Company estimates the fair value of the stock options issued using the Black-Scholes option pricing model on the date of grant. The key assumptions used to apply this pricing model were as follows:

	June 30,
	2026	2025
Fair value of common stock	$ 0.78-0.96	$ 0.78 – 1.13
Risk-free interest rate	3.94%	4.26%
Expected dividend yield	—	—
Expected term (in years)	5.9	6.0
Expected volatility	82.71%	106.25%

The weighted average fair value of options granted during the six months ended June 30, 2026 and June 30, 2025 was $0.57 and $0.72, respectively.

The following table summarizes option activity under the 2016 Plan for the six months ended June 30, 2026:

	Number of Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2025	38,061,610	$0.77	6.9	$298
Options granted	5,353,691	0.79
Options exercised	(1,161,144)	0.72
Options forfeited	(2,441,148)	0.78
Options expired	(4,177,316)	0.77
Outstanding at June 30, 2026	35,635,693	$0.78	7.4	$6,528
Vested and exercisable at June 30, 2026	21,465,199	$0.77	6.7	$4,045
Unvested at June 30, 2026	14,170,494	$0.78	8.2	$2,102

During the six months ended June 30, 2026, 354,074 performance‑based stock options granted in 2024 were forfeited, with approximately half forfeited due to employee termination and the remaining forfeited due to the related performance condition not being achieved. Additionally, during the six months ended June 30, 2026 the Company granted 1,883,750 performance‑based awards that vest upon the achievement of specified performance goals, with a portion subject to continued service‑based vesting thereafter. As of June 30, 2026, the applicable performance conditions for these awards were not deemed probable, and therefore no compensation expense has been recognized related to these awards.

The aggregate intrinsic value of options is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common stock for those options that had exercise prices lower than the fair value of the Company’s common stock.

The aggregate intrinsic value of options exercised totaled $0.3 million for the six months ended June 30, 2026 and less than $0.1 million for the six months ended June 30, 2025. As of June 30, 2026 there was $11.2 million of unrecognized compensation expense, which the Company expects to recognize over a weighted-average period of 2.1 years. Included in this amount is $1.0 million of unrecognized compensation expense relating to the performance-based awards described above.

The Company has recorded stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Research and development	$688	$1,168	$1,368	$1,993
General and administrative	864	1,593	1,638	2,878
	$1,552	$2,761	$3,006	$4,871

8. Income Taxes

No income tax expense was recorded during the three and six months ended June 30, 2026 or 2025. The Company maintained a full valuation allowance through June 30, 2026 due to uncertainty regarding its ability to utilize deferred tax assets.

9. Commitments and Contingencies

401(k) Plan

In January 2017, and as amended in February 2020, the Company established a defined contribution plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). The 401(k) Plan covers all employees who meet defined minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Starting in 2020, the Company makes matching contributions at a rate of 100% of each employee’s contribution up to a maximum employee contribution of 3% of eligible plan compensation. The Company made matching contributions of $0.1 million and $0.3 million for each of the three and six months ended June 30, 2026 and 2025, respectively.

Other Contractual Obligations

The Company enters into contracts in the normal course of business with third parties for preclinical research studies, upcoming clinical trials and testing and manufacturing services. These contracts typically do not contain minimum purchase commitments and are generally cancelable by the Company upon written notice. Payments due upon cancellation consist of payments for services provided or expenses incurred, including noncancelable obligations of the service providers, up to the date of cancellation and in the case of certain arrangements may include noncancelable fees.

Indemnification Agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, contract research organizations, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with members of its board of directors and its executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. The Company has not incurred any material costs as a result of such indemnifications and is not currently aware of any indemnification claims.

Legal Proceedings

The Company is not a party to any material legal proceedings. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of losses is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company expenses as incurred the costs related to such legal proceedings.

Collaboration and License Agreement with University of Texas M.D. Anderson Cancer Center

In November 2020, the Company entered into a multi-year collaborative research and option agreement (the “Collaboration Agreement”) with the Board of Regents (the “Board of Regents”) of The University of Texas System, on behalf of the University of Texas M.D. Anderson Cancer Center (“M.D. Anderson”) designed to expedite the research and development of novel engineered TIL for the treatment of solid tumors. Pursuant to the Collaboration Agreement, as amended, the Company agreed to fund research activities of up to $8.3 million over approximately two years and received the option to obtain a license to certain intellectual property arising from the collaboration. The collaboration focused on developing TIL containing regulated membrane-bound IL15 (“mbIL15”) with the potential to enhance anti-tumor efficacy and reduce tumor burden in patients suffering from different types of solid tumors. The collaboration’s purpose was to accelerate the development of cytoTIL™, including process and analytical development and clinical readiness activities. The Collaboration Agreement expired in 2023 and, prior to such expiration, the Company exercised its option to license certain intellectual property arising from the collaboration and subsequently entered into the resulting license agreement with the Board of Regents on behalf of M.D. Anderson (“M.D. Anderson License Agreement”) in October 2021.

Under the M.D. Anderson License Agreement, the Company is obligated to pay to M.D. Anderson (a) a royalty on net sales of Developed Products and licensed products at a low single digit percentage (b) milestone payments of up to (i) $75.0 million upon the achievement of certain specified clinical and regulatory milestones and (ii) $90.0 million upon the achievement of certain specified sales milestones, which milestones may be payable with respect to multiple products and indications and (c) a share of certain consideration received by the Company from sublicensees under any sublicense agreements with third parties. As of June 30, 2026, no additional milestone payments were considered probable of achievement and, accordingly, no related liability has been recognized.

The M.D. Anderson License Agreement may be terminated by the Board of Regents upon notice for an uncured challenge of the Board of Regents' patents and by mutual agreement of us and the Board of Regents.

10. Leases

The Company has non-cancelable operating lease agreements for office space in Cambridge, Massachusetts and Bedford, Massachusetts, which run through January 2027 and December, 2028, respectively. Future minimum payments under these operating leases as of June 30, 2026 was $3.0 million. Operating lease cost was $0.7 million for each of the three months ended June 30, 2026 and 2025, and $1.4 million for each of the six months ended June 30, 2026 and 2025.

11. Net Loss Per Share

The following table sets forth the computation of the Company’s basic and diluted net loss per share for the periods presented (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Numerator:
Net loss	$(25,864)	$(26,896)	$(45,497)	$(51,882)
Denominator
Weighted-average common shares outstanding, basic and diluted	21,808,064	13,939,366	19,751,933	13,931,419
Net loss per share attributable to common stockholders, basic and diluted	$(1.19)	$(1.93)	$(2.30)	$(3.72)

The Company excluded the following shares from the computation of diluted net loss per share attributable to common stockholders during the three and six months ended June 30, 2026 and 2025 because including them would have had an anti-dilutive effect:

	For the Three and Six Months Ended June 30,
	2026	2025
Redeemable convertible preferred stock	207,952,902	215,038,192
Warrants to purchase Series A-1 redeemable convertible preferred stock	22,124	22,124
Options to purchase common stock	35,635,693	39,247,349
Total	243,610,719	254,307,665

12. Related Party Transactions

The Company entered into individual collaboration and license agreements with Celgene Corporation (“Celgene”) in 2019 and 2020, respectively, and a collaboration agreement with Vertex Pharmaceuticals, Inc. (“Vertex”) in 2021. Both Celgene and Vertex purchased the Company’s Preferred Stock in connection with the collaboration agreements. All performance obligations under the collaboration agreements were satisfied in previous reporting periods. Accordingly, during the three and six months ended June 30, 2026, the Company did not recognize related party revenue associated with the collaboration agreements. The Celgene collaboration agreement was terminated in October 2025 and the Celgene license agreement was terminated in November 2025. The Vertex collaboration agreement expired in April 2025. No future revenue associated with these collaboration arrangements will be recognized.

13. Segment Information

The Company’s Chief Executive Officer serves as the chief operating decision maker and reviews cash, cash equivalents and marketable securities as a measure of segment assets. As of June 30, 2026 and December 31, 2025, the Company’s cash, cash equivalents and marketable securities were $34.4 million and $80.5 million, respectively.

The following tables illustrate information about segment revenue, significant segment expenses and segment operating loss for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:	$—	$—	$—	$—
Less(1):
Research and development expenses(2):
Compensation and related expenses	5,486	7,067	10,734	13,156
Drug discovery and platform	51	417	249	567
Clinical and manufacturing activities	12,637	12,428	20,448	24,447
Occupancy and all other costs	2,687	1,872	4,482	3,915
Total research and development expense	$20,861	$21,784	$35,913	$42,085
General and administrative expenses(3):
Compensation and related expenses	2,096	2,228	4,359	4,576
Consulting and professional services	1,244	1,010	2,441	2,249
Occupancy and all other costs	387	475	701	1,081
Total general and administrative expense	$3,727	$3,713	$7,501	$7,906
Stock-based compensation	1,552	2,762	3,006	4,871
Other segment items(4)	(276)	(1,363)	(923)	(2,980)
Net loss	$25,864	$26,896	$45,497	$51,882

(1)
The significant expense categories and amounts align with the segment-level information that is regularly provided to the chief operating decision maker.
(2)
Research and development expense excludes stock-based compensation expense, which is presented separately below. Stock-based compensation expense excluded from research and development expense was $0.7 million and $1.2 million for the three months ended June 30, 2026 and 2025, respectively, and $1.4 million and $2.0 million for the six months ended June 30, 2026 and 2025, respectively.
(3)
General and administrative expense excludes stock-based compensation expense, which is presented separately below. Stock-based compensation expense excluded from general and administrative expense was $0.8 million and $1.6 million for the three months ended June 30, 2026 and 2025, respectively, and $1.6 million and $2.9 million for the six months ended June 30, 2026 and 2025, respectively.
(4)
Other segment items include interest and other income, net.

14. Subsequent Events

The Company has evaluated subsequent events through August 14, 2026, the date these condensed consolidated financial statements were issued, and determined that there have been no events that have occurred that would require adjustments to the Company’s disclosures in the condensed consolidated financial statements, except for the following:

Galera Transaction

On August 3, 2026, Gazelle Parent, Inc. (“Parent”) completed the previously announced mergers pursuant to the Agreement and Plan of the Merger (the “Merger Agreement”) dated April 14, 2026, by and among Parent, the Company, Onyx MergerSub, Inc., Gazelle Merger Subsidiary, Inc. and Galera, such that Parent, who subsequently changed its name to Obsidian Therapeutics, Inc., became the parent of two wholly owned subsidiaries, Obsidian Therapeutics Sub, Inc. (formerly Obsidian Therapeutics, Inc. (“Legacy Obsidian”)) and Galera Therapeutics, Inc. (“Legacy Galera”).

In connection with the closing of the transaction, all outstanding shares of the Legacy Obsidian preferred stock and outstanding warrants were converted into shares of Legacy Obsidian common stock, which were subsequently converted into shares of Parent common stock calculated as defined in the Merger Agreement. Additionally, each outstanding and unexercised option to purchase Legacy Obsidian shares was converted into an option to purchase shares of Parent common stock, with necessary adjustments to the number of shares and exercise price pursuant to the terms of the Merger Agreement.

Concurrently with entering into the Merger Agreement, on April 14, 2026, Parent, Legacy Obsidian and Legacy Galera entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain qualified institutional buyers and/or accredited investors (the “Investors”). Pursuant to the Securities Purchase Agreement, and subject to the terms and conditions therein, the Investors agreed to purchase, and Legacy Galera agreed to issue and sell, immediately prior to the effective time of the Obsidian Merger (the “Obsidian Effective Time”), shares of Legacy Galera’s Series C Non-Voting Convertible Preferred Stock, par value $0.001 per share

(“Series C Preferred Stock”), for an aggregate purchase price of $350.0 million (the “Concurrent PIPE Financing”). The Concurrent PIPE Financing closed on July 31, 2026.

In connection with the Concurrent PIPE Financing, Parent and Legacy Galera and the investors in the Concurrent PIPE Financing entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, Company agreed to register for resale certain shares of common stock of Parent, par value $0.001 per share (“Parent Common Stock”) held by such Investors from time to time, including shares of Parent Common Stock issued in the Mergers in exchange for the shares of common stock, par value $0.001 per share, of Legacy Galera (“Legacy Galera Common Stock”) issued in the Concurrent PIPE Financing.

On August 3, 2026, Parent and Legacy Obsidian entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Equiniti Trust Company, LLC (the “Rights Agent”), pursuant to which stockholders of Legacy Galera of record as of July 31, 2026 received (1) one contingent value right, each a CVR, for each outstanding share of Legacy Galera Common Stock held by such stockholder on such date, representing the right to receive a pro rata portion of 80% of any potential future net proceeds received by Parent or its affiliates from the development, commercialization, licensing, sale or other disposition of the Legacy Product (as defined in the CVR Agreement), or related intellectual property during the five years following the closing and (2) the CVR for each outstanding share of Legacy Galera Common Stock held by such stockholder on such date, representing the right to receive a pro rata portion of 95% of any potential future net proceeds received by Parent or its affiliates from the Supportive-Care Product Divestiture (as defined in the CVR Agreement) during the ten years following the closing.

Parent began trading on the Nasdaq Capital Market under the ticker symbol “OBX” on August 4, 2026.